Exhibit 23.4

30F, China Development Bank Tower, 500 Pudong South Road, Shanghai 200120, China

中国上海市浦东南路500号国家开发银行大厦30层

Tel: (8621)5878.5888  Fax: (8621)5878 6218

Website: www.dachenglaw.com

[  ], 2014

Sky Power Holdings Ltd.

Suite 1604, 9 Queen’s Road, Central

Hong Kong Special Administrative Region

People’s Republic of China

Ladies and Gentlemen,

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Power Holdings Ltd.’s registration statement on Form F-1, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

Dacheng Law Offices